Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: NYSE - MEH

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or Carol.Skornicka@midwestairlines.com
Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE
July 13, 2004

MIDWEST AIR GROUP REPORTS JUNE PERFORMANCE

Milwaukee, Wisconsin, July 13, 2004 - Midwest Air Group, Inc. (NYSE: MEH) today reported June performance data for Midwest Airlines and Midwest Connect.

Midwest Air Group, Inc. — Performance Report

	June				Six Months Ended June 30,
	2004	2003	% Change		2004	2003	% Change
Midwest Airlines Operations
Origin & Destination Passengers	192,144	159,582	20.4		1,131,755	918,691	23.2
Scheduled Service Revenue Passenger Miles (000s)	197,031	156,020	26.3		1,179,937	928,870	27.0
Scheduled Service Available Seat Miles (000s)	288,652	223,535	29.1		1,795,313	1,453,912	23.5
Total Available Seat Miles (000s)	295,505	229,678	28.7		1,875,815	1,487,576	26.1
Load Factor (%)	68.3%	69.8%	(1.5	)pts	65.7%	63.9%	1.8	pts.
Revenue Yield (estimate)	$0.1259	$0.1416	(11.1)		$0.1194	$0.1398	(14.6)
Revenue per Schd. Svc. ASM (1) (estimate)	$0.0897	$0.1028	(12.7)		$0.0821	$0.0935	(12.2)
Average Passenger Trip Length (miles)	1,025	978	4.9		1,043	1,011	3.1
Number of Flights	3,041	2,880	5.6		18,701	19,035	(1.8)
Into-plane Fuel Cost per Gallon (estimate)	$1.23	$0.91	35.2		$1.20	$1.02	17.7

Midwest Connect Operations
Origin & Destination Passengers	58,058	51,495	12.7		320,733	282,515	13.5
Scheduled Service Revenue Passenger Miles (000s)	17,968	18,961	(5.2)		93,037	101,469	(8.3)
Scheduled Service Available Seat Miles (000s)	30,131	33,183	(9.2)		174,027	203,279	(14.4)
Total Available Seat Miles (000s)	30,131	33,183	(9.2)		174,027	203,337	(14.4)
Load Factor (%)	59.6%	57.1%	2.5	pts.	53.5%	49.9%	3.6	pts.
Revenue Yield (estimate)	$0.3727	$0.3215	15.9		$0.3796	$0.3277	15.8
Revenue per Schd. Svc. ASM (1) (estimate)	$0.2272	$0.1877	21.0		$0.2086	$0.1675	24.5
Average Passenger Trip Length (miles)	309	368	(15.9)		290	359	(19.2)
Number of Flights	4,640	4,545	2.1		27,344	28,042	(2.5)
Into-plane Fuel Cost per Gallon (estimate)	$1.29	$0.98	31.9		$1.24	$1.09	13.6

(1)     Passenger, Cargo and Other Transport Related Revenue divided by Scheduled Service ASMs.
Note: All statistics exclude charter operations except total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

Midwest Air Group also indicated that it plans to report second quarter financial results on July 27. Due primarily to higher-than-expected fuel prices, the company will report a second quarter operating loss. Additionally, due to accumulated losses, it will stop recording income tax benefit on current and future book losses beginning with second quarter results. The company will discuss second quarter results more fully in a conference call with industry analysts and institutional investors on July 27 at a time to be posted on the company’s Web site. The call will be accessible to the public in a listen-only mode via the Web site.

-MORE-

Midwest Air Group
Add -1-

Celebrating 20 years of providing customers with “The best care in the air,” Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Skyway Airlines, Inc. – its wholly owned subsidiary – operates as Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 49 cities. More information is available at www.midwestairlines.com.

###

This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected results due to factors that include but are not limited to successful negotiation of arrangements, uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, terrorist attacks or fear of terrorist attack.